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                                 EXHIBIT 10.02

                              TRANSFER AGREEMENT


     THIS TRANSFER AND ASSIGNMENT AGREEMENT (this "Agreement"), effective as of August 27, 1999, is entered into by and between KFx Inc., a Delaware corporation ("KFx") and AIW/P Holdings, Inc., an Ohio corporation ("AIW/P"), for the benefit of KFx. Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Exchange Agreement dated August 27, 1999 between KFx and AIW/P (the "Exchange Agreement").

                             W I T N E S S E T H:

     WHEREAS, AIW/P has agreed to sell and KFx has agreed to purchase AIW/P's Membership Interests in Pegasus Technologies, Ltd., an Ohio limited liability company pursuant to the Exchange Agreement and upon the terms and conditions set forth in the Exchange Agreement.

     NOW THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Conveyance of Percentage Interests. AIW/P hereby bargains, sells, assigns, transfers and conveys unto KFx, upon the terms and conditions hereinafter stated, all of AIW/P's right, title and interest in and to AIW/P's 15% Percentage Interest.

     TO HAVE AND TO HOLD the Percentage Interests unto KFx, its successors and assigns, forever, free and clear of all liens and encumbrances.

     AIW/P warrants and agrees to defend its title to the Percentage Interest against every person lawfully claiming all or any part thereof by, through or under AIW/P, but not otherwise.

     2. Interpretation; Incorporation by Reference; Entire Agreement. This Agreement shall be interpreted in accordance with the terms, covenants, warranties, representations, conditions and agreements set forth in the Exchange Agreement. This Agreement is dependent upon and shall be subject to all of the provisions contained in the Exchange Agreement, which shall be deemed to be incorporated by reference to the same extent as if set forth herein in full. This Agreement together with the Exchange Agreement and all other, appendices, exhibits and schedules to the Exchange Agreement, represent the entire understanding and agreement among the parties hereto with respect to the subject matter hereof. This Agreement cannot be amended, supplemented or changed and no provision hereof can be waived, except by written instrument making specific reference to this Agreement and signed by the party hereto against whom enforcement of any such amendment, supplement, modification or waiver is sought. The waiver of any right derived hereunder by a party hereto shall not be deemed a waiver of any other right derived hereunder.

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     IN WITNESS WHEREOF, the parties hereby have duly executed this Agreement as of the date first written above.


AIW/P HOLDINGS, INC., an Ohio corporation


By:    /s/ T. Bennett
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Name:  Tommy Bennett
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Title: Senior Vice President
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